AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of ______, 201_, among Touchstone Ohio Tax-Free Bond Fund (the "Successor Fund"), a series of Touchstone Strategic Trust, a Massachusetts business trust (the "Successor Trust"); Touchstone Ohio Tax-Free Bond Fund (the "Predecessor Fund," and collectively with the Successor Fund, the "Funds"), a series of Touchstone Tax Free Trust, a Massachusetts business trust (the "Predecessor Trust"); and Touchstone Advisors, Inc. (for purposes of paragraph 9.1 only of this Agreement), the investment advisor to each of the Funds ("Touchstone"). The Successor Trust and the Predecessor Trust each have their principal place of business at 303 Broadway, Suite 1100, Cincinnati, Ohio 45202.

      WHEREAS, the reorganization (the "Reorganization") will consist of (i) the transfer of all the assets of the Predecessor Fund to the Successor Fund in exchange solely for Class A, Class C, Class Y, and Institutional Class voting shares of beneficial interest, with [no] par value per share, of the Successor Fund (the "Successor Fund Shares") and the assumption by the Successor Fund of all the liabilities of the Predecessor Fund; and (ii) the pro rata distribution of the Successor Fund Shares to the shareholders of the Predecessor Fund in complete liquidation and termination of the Predecessor Fund, all upon the terms and conditions in this Agreement;

      WHEREAS, the parties intend that this Agreement be a plan of reorganization and that the Reorganization shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder;

      WHEREAS, the Predecessor Fund is a separate series of the Predecessor Trust, the Successor Fund is a separate series of the Successor Trust, and the Predecessor Trust and the Successor Trust are each an open-end registered management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Predecessor Fund owns securities that generally are assets of the type and character in which the Successor Fund is permitted to invest;

      WHEREAS, the Predecessor Fund and the Successor Fund are authorized to issue their shares of beneficial interest;
      WHEREAS, the Board of Trustees of the Successor Trust, including a majority of the Trustees who are not "interested persons" of the Successor Trust, as defined in the 1940 Act, has determined that the Reorganization will be in the best interests of the Successor Fund;

      WHEREAS, the Board of Trustees of the Predecessor Trust, including a majority of the Trustees who are not "interested persons" of the Predecessor Trust, as defined in the 1940 Act, has determined that the Reorganization will be in the best interests of the Predecessor Fund and its shareholders and that the interests of the shareholders of the Predecessor Fund will not be diluted in value as a result of the Reorganization;

      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements in this Agreement, the parties hereto covenant and agree as follows:


ARTICLE I

      TRANSFER OF ASSETS OF THE PREDECESSOR FUND IN EXCHANGE FOR
THE SUCCESSOR FUND SHARES AND ASSUMPTION OF PREDECESSOR FUND
LIABILITIES AND LIQUIDATION OF THE PREDECESSOR FUND

      1.1	THE EXCHANGE.  Subject to the terms and conditions of
this Agreement and on the basis of the representations and warranties contained herein, the Predecessor Fund agrees to transfer all of the Predecessor Fund's assets as set forth in paragraph 1.2 to the Successor Fund. The Successor Fund agrees in exchange for the Predecessor Fund's assets (i) to deliver to the Predecessor Fund the number of Successor Fund Shares, including fractional Successor Fund Shares, computed in the manner and as of the time and date set forth in paragraph 2.3;
and (ii) to assume all of the liabilities of the Predecessor
Fund, as set forth in paragraph 1.3. Such transactions shall take place at the Closing (as defined in paragraph 3.1 below).

      1.2	ASSETS TO BE ACQUIRED.  The assets of the Predecessor
Fund to be acquired by the Successor Fund shall consist of all property, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, that is owned by the Predecessor Fund and any deferred or prepaid expenses shown as an asset on the books of the Predecessor Fund as of the Closing.
      The Predecessor Fund has provided the Successor Fund with its most recent audited financial statements, which contain a list of all of the Predecessor Fund's assets as of the date thereof. The Predecessor Fund represents that, as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in said financial statements other than those occurring in the ordinary course of its business in connection with the purchase and sale of portfolio securities, purchases and redemptions of Predecessor
Fund shares, the payment of its normal operating expenses and the distribution of its net income and net capital gain. The
Predecessor Fund reserves the right to buy and sell any securities or other assets in accordance with its investment objective and policies.

      1.3	LIABILITIES TO BE ASSUMED.  The Predecessor Fund will
endeavor to discharge all of its known liabilities and obligations prior to the Valuation Time (as defined in paragraph 2.1 below). The Successor Fund shall assume all of the Predecessor Fund's liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence as of the Closing.

      1.4	LIQUIDATION AND DISTRIBUTION.  Immediately after the
Closing, (a) the Predecessor Fund will completely liquidate and distribute pro rata to the Predecessor Fund's shareholders of record of each class, determined as of the time of such distribution (the "Predecessor Fund Shareholders"), the Successor Fund Shares of the corresponding class (as set forth in paragraph 2.3) received by the Predecessor Fund pursuant to paragraph 1.1;
and (b) the Predecessor Fund will proceed to terminate in accordance with applicable laws of the Commonwealth of Massachusetts as set forth in paragraph 1.8 below. Such liquidation and distribution will be accomplished by the transfer of the Successor Fund Shares then credited to the account of the Predecessor Fund on the books of the Successor Fund to open accounts on the share records of the Successor Fund in the names of the Predecessor Fund Shareholders and representing the respective pro rata number of Successor Fund Shares, by class, due such shareholders. All issued and outstanding shares of the Predecessor Fund will simultaneously be canceled on the books of the Predecessor Fund and will be null and void. The Successor
Fund shall not issue certificates representing the Successor Fund Shares in connection with such exchange, except for any global certificate or certificates required by a securities depository in connection with the establishment of book-entry ownership of the shares. Successor Fund Shares distributed to Predecessor
Fund Shareholders will be reflected on the books of the Successor Fund as uncertificated shares.

      1.5	OWNERSHIP OF SHARES.  Ownership of Successor Fund
Shares will be shown on the books of the Successor Fund's transfer agent. Successor Fund Shares will be issued in the manner described in the Prospectus/Information Statement on Form N-14 (the "Prospectus/Information Statement"), which will be distributed to shareholders of the Predecessor Fund as described in paragraph 8.3.

      1.6	TRANSFER TAXES.  Any transfer taxes payable upon
issuance of Successor Fund Shares in a name other than the registered holder of the Predecessor Fund shares on the books of the Predecessor Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Successor Fund Shares are to be issued and transferred.

      1.7	REPORTING RESPONSIBILITY.  Any reporting responsibility
of the Predecessor Fund is and shall remain the responsibility of the Predecessor Fund up to and including the Closing Date and such later date on which the Predecessor Fund is terminated.

      1.8	TERMINATION.  The Predecessor Trust shall take all
necessary and appropriate steps under applicable law to terminate the Predecessor Fund promptly following the Closing and the making of all distributions pursuant to paragraph 1.4, but in no event later than 12 months following the Closing Date.

      1.9	INITIAL SHARES.  Prior to the Closing, the Successor
Fund will issue one [Class A, Class C and Class Y] share of beneficial interest of the Successor Fund (the "Initial Shares") to Touchstone or one of its affiliates (the "Sole Shareholder") in exchange for $1.00 per share for the sole purpose of allowing the Sole Shareholder to approve certain matters to facilitate the organization of the Successor Fund. The Initial Shares shall be redeemed and cancelled by the Successor Fund in exchange for $1.00 per share prior to the Closing.


ARTICLE II

VALUATION

      2.1	VALUATION OF ASSETS.  The value of the Predecessor
Fund's net assets shall be the value of the assets of the Predecessor Fund to be acquired by the Successor Fund less the amount of the Predecessor Fund's liabilities to be assumed by the Successor Fund as of the close of business on the New York Stock Exchange on the Closing Date (the "Valuation Time"), using the valuation procedures set forth in the Predecessor Trust's [Restated Agreement and Declaration of Trust, as amended from time to time] (the "Predecessor Trust's Declaration of Trust") and the Predecessor Fund's then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the Funds.

      2.2	VALUATION OF SHARES.  The net asset value per share of
each class of the Successor Fund shall be the net asset value per share of such class of the Predecessor Fund computed as of the Valuation Time, using the valuation procedures set forth in the Predecessor Trust's Declaration of Trust and the Predecessor
Fund's then current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the Funds.

      2.3	SHARES TO BE ISSUED.  The number of full and fractional
Successor Fund Shares to be issued in exchange for the Predecessor Fund's net assets shall be determined with respect to each class by dividing (a) the net assets of such class of the Predecessor Fund, determined in accordance with paragraph 2.1, by
(b) the net asset value per share of the corresponding class of the Successor Fund (as set forth in the following sentence), determined in accordance with paragraph 2.2. [Shareholders of record of Class A Shares of the Predecessor Fund at the Closing shall be credited with full and fractional Class A Shares of the Successor Fund. Shareholders of record of Class C Shares of the Predecessor Fund at the Closing shall be credited with full and fractional Class C Shares of the Successor Fund. Shareholders of record of Class Y Shares of the Predecessor Fund at the Closing shall be credited with full and fractional Class Y Shares of the Successor Fund. Shareholders of record of Institutional Class
Shares of the Predecessor Fund at the Closing shall be credited with full and fractional Class Y Shares of the Successor Fund.]

      2.4	DETERMINATION OF VALUE.  All computations of value
shall be made by BNY Mellon Investment Servicing (US) Inc., the Successor Fund's and the Predecessor Fund's accounting agent, in accordance with its regular practice in pricing the shares and assets of the Predecessor Fund.


ARTICLE III

CLOSING AND CLOSING DATE

      3.1	CLOSING DATE.  The closing of the Reorganization (the
"Closing") shall take place on _____, 201_, or such other date as the Funds may agree (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place simultaneously as of 5:00 p.m. Eastern Time on the Closing Date unless otherwise provided. The Closing shall be held as of 5:00 p.m. Eastern Time at the offices of the [Successor Trust], or at such other time or place as the Funds may agree.

      3.2	EFFECT OF SUSPENSION IN TRADING.  In the event that on
the Closing Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Successor
Fund or the Predecessor Fund shall be closed to trading or trading thereon shall be restricted; or (b) trading or the reporting of trading on said exchange or elsewhere shall be disrupted so that an accurate determination of the value of the net assets of the Successor Fund or the Predecessor Fund is impracticable, the Closing Date shall be postponed until the first business day on which trading shall have been fully resumed and reporting shall have been restored or such other date as the Funds may agree.

      3.3	TRANSFER AGENT'S CERTIFICATE.  The Predecessor Fund
shall cause its transfer agent to deliver to the Successor Fund at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Predecessor Fund Shareholders and the number, class and percentage ownership of outstanding shares owned by each such shareholder as of the Closing. At the Closing, the Successor
Fund shall cause its transfer agent to issue and deliver to the Secretary of the Predecessor Trust a confirmation evidencing the Successor Fund Shares to be credited on the Closing Date or otherwise provide evidence satisfactory to the Predecessor Fund that such Successor Fund Shares have been credited to the Predecessor Fund's account on the books of the Successor Fund.
At the Closing, each Fund shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts and other documents as such other Fund or its counsel may reasonably request.

      3.4	CUSTODIAN'S CERTIFICATE.  At the Closing or as soon as
practicable thereafter, the Predecessor Fund shall cause its custodian to deliver to the Successor Fund a certificate of an authorized officer stating that: (a) the Predecessor Fund's portfolio securities, cash and any other assets have been delivered in proper form to the Successor Fund as of the final settlement date for such transfers; and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment shall have been made, in conjunction with the delivery of such portfolio securities, cash and any other assets by the Predecessor Fund.
At the Closing or as soon as practicable thereafter, the Successor Fund shall cause its custodian to deliver to the Predecessor Fund a certificate of an authorized officer acknowledging that the Successor Fund has received the Predecessor Fund's portfolio securities, cash and any other assets as of the final settlement date for such transfers.


ARTICLE IV

REPRESENTATIONS AND WARRANTIES

      4.1	REPRESENTATIONS OF THE PREDECESSOR FUND.  The
Predecessor Trust, on behalf of the Predecessor Fund, represents and warrants to the Successor Fund as follows:

            (a)	The Predecessor Fund is a separate investment
series of the Predecessor Trust, a business trust duly organized, validly existing and in good standing under the laws of Massachusetts.

            (b)	The Predecessor Fund is a separate investment
series of the Predecessor Trust, which is registered as an investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act is in full force and effect.

            (c)	The current prospectus and statement of
additional information of the Predecessor Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and the rules and regulations of the Commission under such Acts and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading.

            (d)	The Predecessor Fund is not, and the execution,
delivery and performance of this Agreement will not result, in violation of any provision of the Predecessor Trust's Declaration of Trust or the By-Laws of the Predecessor Trust (as amended from time to time) or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Predecessor Fund is a party or by which it is bound.

            (e)	The Predecessor Fund has no material contracts or
other commitments (other than this Agreement) that will be terminated with liability to it on or prior to the Closing, except for liabilities, if any, to be discharged as provided in paragraph 1.3.

            (f)	Except as otherwise disclosed in writing to and
accepted by the Successor Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is currently pending or to the Predecessor Fund's knowledge threatened against the Predecessor Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or its ability to carry out the Reorganization. The Predecessor Fund knows of no facts that might form the basis for the institution of any such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that is reasonably likely to materially and adversely affect its business or its ability to consummate the Reorganization or the transactions contemplated herein.

            (g)	The audited financial statements of the
Predecessor Fund as of ____, 201_ and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles in the United States of America consistently applied, and such statements (copies of which have been furnished to the Successor Fund) fairly reflect the financial condition of the Predecessor Fund as of such date, and there are no known contingent liabilities of the Predecessor Fund as of such date not disclosed therein.

            (h)	The financial statements of the Predecessor Fund
as of ____, 201_ and for the six-month period then ended have been prepared in accordance with generally accepted accounting principles in the United States of America consistently applied, and such statements (copies of which have been furnished to the Successor Fund) fairly reflect the financial condition of the Predecessor Fund as of such date, and there are no known contingent liabilities of the Predecessor Fund as of such date not disclosed therein.

            (i)	Since the date of the financial statements
referred to in subparagraph (h) above, there has not been any material adverse change in the Predecessor Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Predecessor Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Successor Fund. For the purposes of this subparagraph (i), a decline in the net asset value of the Predecessor Fund shall not constitute a material adverse change.

            (j)	All federal, state, local and other tax returns
and reports of the Predecessor Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects. All federal, state, local and other taxes of the Predecessor Fund required to be paid (whether or not shown as due on any such return or report) have been paid, or provision shall have been made for the payment thereof, and any such unpaid taxes as of the dates of the financial statements referred to above are properly reflected on such financial statements. To the Predecessor Fund's knowledge, no tax authority is currently auditing or preparing to audit the Predecessor Fund, and no assessment or deficiency for taxes, interest, additions to tax or penalties has been asserted against the Predecessor Fund.

            (k)	For each taxable year of its operations, the
Predecessor Fund (i) has elected to qualify, and has qualified or will qualify (in the case of the taxable year that includes the Closing Date for that portion of such taxable year ending with the Closing Date), as a "regulated investment company" under the Code (a "RIC"), (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code, and (iii) has been, and will be as of the Closing Date treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code. The Predecessor Fund will qualify as a RIC as of the Closing Date and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of
Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d)(1) of the Code. The Predecessor Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Predecessor Fund to fail to qualify as a RIC under the Code. The Predecessor Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

            (l)	The Predecessor Fund is not under the
jurisdiction of a court in a "Title 11 or similar case" within the meaning of Section 368(a)(3)(A) of the Code.

            (m)	All issued and outstanding shares of the
Predecessor Fund are, and as of the Closing will be, duly and validly issued and outstanding, fully paid and non-assessable by the Predecessor Fund. All of the issued and outstanding shares of the Predecessor Fund will, as of the Closing, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.3. The Predecessor Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Predecessor Fund shares, nor is there outstanding any security convertible into any Predecessor Fund shares.

            (n)	At the Closing, the Predecessor Fund will have
good and marketable title to the Predecessor Fund's assets to be transferred to the Successor Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder, and, upon delivery and payment for such assets, the Successor Fund will acquire good and marketable title, subject to no restrictions on the full transfer, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Successor Fund and accepted by the Successor Fund.

            (o)	The execution, delivery and performance of this
Agreement have been duly authorized by all necessary action on the part of the Predecessor Trust's Board of Trustees, and this Agreement constitutes a valid and legally binding obligation of the Predecessor Fund, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

            (p)	The information furnished by the Predecessor Fund
for use in "no-action" letters, applications for orders, registration statements, information statements, proxy materials and other documents that may be necessary in connection with the Reorganization is accurate and complete in all material respects and complies in all material respects with applicable federal securities and other laws and regulations.

            (q)	The Predecessor Fund has provided the Successor
Fund with information reasonably necessary for the preparation of the Prospectus/Information Statement, all of which has been included in a Registration Statement on Form N-14 of the Successor Fund (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act in connection with the Reorganization. The Prospectus/Information Statement included in the Registration Statement (other than information that relates to the Successor Fund and any other fund described other than the Predecessor Fund) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

      4.2	REPRESENTATIONS OF THE SUCCESSOR FUND.  The Successor
Trust, on behalf of the Successor Fund, represents and warrants to the Predecessor Fund as follows:

            (a)	The Successor Fund is a separate investment
series of the Successor Trust, a business trust duly organized, validly existing and in good standing under the laws of Massachusetts.

            (b)	The Successor Fund is a separate investment
series of the Successor Trust, which is registered as an investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

            (c)	The Successor Fund was formed solely for the
purpose of effecting the Reorganization. The Successor has not commenced operations or engaged in any business activity, other than such activities as are necessary for the organization of a new series of an investment company prior to its commencement of operations. Except with respect to the consideration received in exchange for the issuance of the Initial Shares, the Successor Fund has not owned any assets and will not own any assets prior to the Closing. There shall be no issued and outstanding shares of the Successor Fund prior to the Closing Date other than the Initial Shares issued to the Sole Shareholder in association with the organization of the Successor Fund. The Successor Fund will redeem and cancel such Initial Shares prior to the Closing in exchange for an amount equal to the consideration received by the Successor Fund for such Initial Shares so that the Successor Fund will own no assets at the time of the Closing.

            (d)	[The current prospectus and statement of
additional information of the Successor Fund, as of the date of the Prospectus/Information Statement, conform in all material respects to the applicable requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission under such Acts and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading.]

            (e)	The Successor Fund is not, and the execution,
delivery and performance of this Agreement will not result, in violation of any provision of the [Successor Trust's Declaration of Trust or By-Laws] or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Successor Fund is a party or by which it is bound.

            (f)	Except as otherwise disclosed in writing to the
Predecessor Fund and accepted by the Predecessor Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is currently pending or to the Successor Fund's knowledge threatened against the Successor Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or its ability to carry out the Reorganization. The Successor Fund knows of no facts that might form the basis for the institution of any such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that is reasonably likely to materially and adversely affect its business or its ability to consummate the Reorganization or the transactions contemplated herein.

            (g)	The Successor Fund (i) will elect to be taxed as
a RIC, will qualify for the tax treatment afforded RICs under the Code for its taxable year that includes the Closing Date, and intends to continue to qualify for such treatment for its subsequent taxable years, (ii) will be eligible to compute its federal income tax under Section 852 of the Code for the taxable year that includes the Closing Date, and (iii) will be treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code for the taxable year that includes the Closing Date. The Successor Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Successor Fund to fail to qualify as a RIC for its taxable year that includes the Closing Date. The Successor Fund has no earnings and profits accumulated in any taxable year.

            (h)	The execution, delivery and performance of this
Agreement have been duly authorized by all necessary action on the part of the Successor Trust's Board of Trustees, and this Agreement constitutes a valid and legally binding obligation of the Successor Fund enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

            (i)	The Successor Fund Shares to be issued and
delivered to the Predecessor Fund, for the account of the Predecessor Fund Shareholders, pursuant to the terms of this Agreement will, at the Closing, have been duly authorized and will, after taking into account the redemption and cancellation of the Initial Shares, constitute all of the issued and outstanding shares of the Successor Fund as of immediately after the Closing. When so issued and delivered, such shares will be duly and validly issued shares of the Successor Fund and will be fully paid and non-assessable by the Successor Fund. The Successor Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares of the Successor Fund, and has no outstanding securities convertible into shares of the Successor Fund.

            (j)	The information furnished by the Successor Fund
for use in "no-action" letters, applications for orders, registration statements, information statements, proxy materials and other documents that may be necessary in connection with the Reorganization is accurate and complete in all material respects and complies in all material respects with applicable federal securities and other laws and regulations.

            (k)	The Prospectus/Information Statement included in
the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading (except with respect to such information that relates to the Predecessor Fund that has been provided by the Predecessor Fund pursuant to paragraph 4.1(q)).

            (l)	The Successor Fund agrees to use all reasonable
efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state "Blue Sky" or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.


ARTICLE V

COVENANTS OF THE SUCCESSOR FUND AND THE PREDECESSOR FUND

      5.1	OPERATION IN ORDINARY COURSE.  The Predecessor Fund
will operate its business in the ordinary course between the date of this Agreement and the Closing, it being understood that such ordinary course of business will include purchases and redemptions of shares, customary dividends and distributions and any other distributions necessary or desirable to avoid federal income or excise taxes.

      5.2	INVESTMENT REPRESENTATION.  The Predecessor Fund
covenants that the Successor Fund Shares to be issued are not being acquired for the purpose of making any distribution other than in accordance with the terms of this Agreement.

      5.3	ADDITIONAL INFORMATION.  The Predecessor Fund will
assist the Successor Fund in obtaining such information as the Successor Fund reasonably requests concerning the beneficial ownership of the Predecessor Fund shares.

      5.4	FURTHER ACTION.  Subject to the provisions of this
Agreement, the Successor Fund and the Predecessor Fund will each take, or cause to be taken, all action and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the Reorganization, including any actions required to be taken after the Closing Date.

      5.5	STATEMENT OF EARNINGS AND PROFITS.  As promptly as
practicable, but in any case within (sixty) 60 days after the Closing Date, the Predecessor Trust shall furnish the Successor Fund, in such form as is reasonably satisfactory to the Successor Fund and which will be certified by the Predecessor Trust's Treasurer, a statement of the earnings and profits of the Predecessor Fund for federal income tax purposes, as well as any net operating loss carryovers and capital loss carryovers, that will be carried over to the Successor Fund as a result of
Section 381 of the Code.

      5.6	TAX STATUS OF REORGANIZATION.  It is the intention of
the Funds that the transaction contemplated by this Agreement with respect to the Predecessor Fund and the Successor Fund will qualify as a reorganization within the meaning of Section 368(a) of the Code. Except as otherwise expressly provided in this Agreement, none of the Predecessor Trust, the Predecessor Fund the Successor Trust or the Successor Fund shall take any action or cause any action to be taken (including without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing, the parties to this Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Vedder Price P.C. to render the tax opinion contemplated by paragraph 8.5.


ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PREDECESSOR FUND

      The obligations of the Predecessor Fund to consummate the Reorganization shall be subject, at its election, to the performance by the Successor Fund of all of the obligations to be performed by it at or before the Closing, and, in addition, the following further condition:

      6.1	All representations and warranties of the Successor
Fund contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing with the same force and effect as if made at and as of the Closing. The Successor Fund shall have delivered to the Predecessor Fund at the Closing a certificate executed in its name by the Successor Trust's President or Vice President, in form and substance reasonably satisfactory to the Predecessor Fund and dated as of the Closing Date, to such effect and as to such other matters as the Predecessor Fund shall reasonably request.


ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR FUND

      The obligations of the Successor Fund to complete the Reorganization shall be subject, at its election, to the performance by the Predecessor Fund of all of the obligations to be performed by it at or before the Closing and, in addition, the following conditions:

      7.1	All representations and warranties of the Predecessor
Fund contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing with the same force and effect as if made at and as of the Closing. The
Predecessor Fund shall have delivered to the Successor Fund at the Closing a certificate executed in its name by the Predecessor
Trust's President or Vice President, in form and substance satisfactory to the Successor Fund and dated as of the Closing
Date, to such effect and as to such other matters as the Successor Fund shall reasonably request.

      7.2	The Predecessor Fund shall have delivered to the
Successor Fund a statement of the Predecessor Fund's assets and liabilities, together with a list of the Predecessor Fund's portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing, certified by the Treasurer or Assistant Treasurer of the Predecessor Trust.


ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
FUND AND THE PREDECESSOR FUND

      If any of the conditions set forth below in this
Article VIII have not been satisfied at or before the Closing with respect to the Predecessor Fund or the Successor Fund, the other Fund shall, at its option, not be required to consummate the Reorganization:

      8.1	On the Closing Date, the Commission shall not have
issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act, and no action, suit or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the Reorganization.

      8.2	All required consents of other parties and all other
consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state "Blue Sky" securities authorities, including any necessary "no-action" positions of and exemptive orders from such federal and state authorities) to permit consummation of the Reorganization shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Successor Fund or the Predecessor Fund, provided that either party may for itself waive any of such conditions.

      8.3	The Registration Statement shall have become effective
under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and, to the best knowledge of the parties, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. The Predecessor Fund and the Successor Fund shall have distributed, or caused to be distributed, copies of the Prospectus/Information Statement to Predecessor Fund shareholders of record as and in the manner required by the 1933 Act, the 1934 Act and the 1940 Act.

      8.4	If and to the extent the Predecessor Trust's Board of
Trustees deems it advisable for federal income tax purposes, the Predecessor Fund shall have declared and paid prior to the Valuation Time a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Predecessor Fund's shareholders at least (i) all of the Predecessor Fund's investment company taxable income (within the meaning of Section 852(b)(2) of the Code) for all taxable years or periods ending on or before the Closing Date (computed without regard to any deduction for dividends paid); (ii) the excess of the Predecessor Fund's interest income excludable from gross income under Section 103(a) of the Code over its disallowed deductions under Sections 265 and 171(a)(2) of the Code for all taxable years or periods ending on or before the Closing Date;
and (iii) all of the Predecessor Fund's net capital gain (as defined in Section 1222(11) of the Code) realized in all taxable years or periods ending on or before the Closing Date (after reduction for any available capital loss carryforward).

      8.5	Each of the Successor Fund and the Predecessor Fund
shall have received an opinion of Vedder Price P.C. substantially to the effect that, for federal income tax purposes:

            (a)	The transfer by the Predecessor Fund of all its
assets to the Successor Fund solely in exchange for Successor Fund Shares and the assumption by the Successor Fund of all the liabilities of the Predecessor Fund, immediately followed by the pro rata, by class, distribution of all the Successor Fund Shares so received by the Predecessor Fund to the Predecessor Fund's shareholders of record in complete liquidation of the Predecessor Fund and the termination of the Predecessor Fund as soon as practicable thereafter, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and the Successor Fund and the Predecessor Fund will each be "a party to a reorganization," within the meaning of
Section 368(b) of the Code, with respect to the Reorganization.

            (b)	No gain or loss will be recognized by the
Successor Fund upon the receipt of all the assets of the Predecessor Fund solely in exchange for Successor Fund Shares and the assumption by the Successor Fund of all the liabilities of the Predecessor Fund.

            (c)	No gain or loss will be recognized by the
Predecessor Fund upon the transfer of all its assets to the Successor Fund solely in exchange for Successor Fund Shares and the assumption by the Successor Fund of all the liabilities of the Predecessor Fund or upon the distribution (whether actual or constructive) of the Successor Fund Shares so received to the Predecessor Fund's shareholders solely in exchange for such shareholders' shares of the Predecessor Fund in complete liquidation of the Predecessor Fund.

            (d)	No gain or loss will be recognized by the
Predecessor Fund's shareholders upon the exchange, pursuant to this Agreement, of all their shares of the Predecessor Fund solely for Successor Fund Shares.

            (e)	The aggregate basis of the Successor Fund Shares
received by each Predecessor Fund Shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Predecessor Fund shares exchanged therefor by such shareholder.

            (f)	The holding period of the Successor Fund Shares
received by each Predecessor Fund Shareholder in the Reorganization will include the period during which the shares of the Predecessor Fund exchanged therefor were held by such shareholder, provided such Predecessor Fund shares were held as capital assets at the effective time of the Reorganization.

            (g)	The basis of the assets of the Predecessor Fund
received by the Successor Fund will be the same as the basis of such assets in the hands of the Predecessor Fund immediately before the effective time of the Reorganization.

            (h)	The holding period of the assets of the
Predecessor Fund received by the Successor Fund will include the period during which such assets were held by the Predecessor Fund.
      No opinion will be expressed as to (1) the effect of the Reorganization on the Predecessor Fund, the Successor Fund or any Predecessor Fund Shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in Section 1297(a) of the
Code) as to which any unrealized gain or loss is required to be recognized for federal income tax purposes (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code, or
(2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

      Such opinion shall be based on customary assumptions and limitations and such representations as Vedder Price P.C. may reasonably request. The Predecessor Fund and Successor Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed. Notwithstanding anything herein to the contrary, neither the Successor Fund nor the Predecessor Fund may waive the conditions set forth in this paragraph 8.5.


ARTICLE IX

EXPENSES

      9.1	Except as otherwise provided, all expenses of the
Reorganization incurred by the Predecessor Fund and the Successor Fund, whether incurred on, before or after the date of this Agreement, will be borne by Touchstone. Such expenses include, without limitation, (a) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (b) expenses associated with the preparation and filing of the Registration Statement under the 1933 Act covering the Successor Fund Shares to be issued pursuant to the provisions of this Agreement; (c) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Successor Fund Shares to be issued in each state in which the Predecessor Fund shareholders are residents as of the date of the mailing of the Prospectus/Information Statement to such shareholders;
(d) postage; (e) printing; (f) accounting fees; and (g) legal fees.

      9.2	Notwithstanding the foregoing, expenses will in any
event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Predecessor
Fund or the Successor Fund, as the case may be, as a RIC.


ARTICLE X

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

      10.1	The Successor Fund and the Predecessor Fund agree that
neither party has made any representation, warranty or covenant not set forth in this Agreement and that this Agreement constitutes the entire agreement between the Funds.

      10.2	The representations, warranties and covenants contained
in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall not survive the consummation of the Reorganization.


ARTICLE XI

TERMINATION

      11.1	This Agreement may be terminated by the mutual
agreement of the Successor Fund and the Predecessor Fund. In addition, either the Successor Fund or the Predecessor Fund may at its option terminate this Agreement at or prior to the Closing because:

            (a)	of a breach by the other of any representation,
warranty or agreement contained in this Agreement to be performed at or prior to the Closing, if not cured within 30 days; or

            (b)	a condition in this Agreement expressed to be
precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

      11.2	In the event of any such termination, in the absence of
willful default, there shall be no liability for damages on the part of the Successor Fund, the Predecessor Fund, the Successor
Trust, the Predecessor Trust, Touchstone or their respective board members or officers to any party to this Agreement, but Touchstone shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement as provided in paragraph 9.1.


ARTICLE XII

AMENDMENTS

      12.1	This Agreement may be amended, modified or supplemented
in such manner as may be mutually agreed upon in writing by the authorized officers of the Predecessor Trust and the Successor
Trust.


ARTICLE XIII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF
LIABILITY

      13.1	The Article and paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.2	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.

      13.3	This Agreement shall be governed by and construed in
accordance with the laws of the [Commonwealth of Massachusetts], without giving effect to the conflicts of laws provisions of that state; provided, that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

      13.4	This Agreement shall bind and inure to the benefit of
the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations under this Agreement shall be made by any party without the written consent of the other parties. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

      13.5	[With respect to the Trust, the names used in this
Agreement refer respectively to the Trust and the Funds and, as the case may be, the Trustees, as trustees but not individually or personally, acting in the case of the Trust under organizational documents that have been filed in Massachusetts and are also on file at the principal office of the Trust. The obligations of the Trust entered into in the name or on behalf of any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the property of the applicable Fund, and all persons dealing with the Predecessor
Fund or the Successor Fund must look solely to property belonging to the Predecessor Fund or the Successor Fund, as the case may be, for the enforcement of any claims against the Predecessor
Fund or the Successor Fund, respectively.]


[Signature Page Follows]


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.


TOUCHSTONE TAX FREE TRUST,
on behalf of Touchstone Ohio Tax-
Free Bond Fund


                                          By:
                                          Name:
                                          Title:

TOUCHSTONE STRATEGIC TRUST,
on behalf of Touchstone Ohio Tax-
Free Bond Fund

                                          By:
                                          Name:
      					  Title:


For purposes of paragraph 9.1 only:


TOUCHSTONE ADVISORS, INC.

                                          By:
                                          Name:
                                          Title:



                                          By:
                                          Name:
                                          Title: